                                                              Exhibit (h)(8)(ii)

                      FORM OF AMENDMENT NUMBER 1 TO THE
                           TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT, dated as of this   day of    , 1999 is made to the Transfer
Agency Agreement (the "Agreement") dated as of November 9, 1998 between PIMCO Advisors L.P. (the "Administrator") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

                                  WITNESSETH

     WHEREAS, in addition to Shareholders, the Administrator desires to enable Financial Planners to access certain Fund and Shareholder information maintained by Investor Services Group on behalf of the Fund on the Investor Services Group System through the use of the Internet and Investor Services Group desires to allow such access and provide certain services as more fully described below in connection therewith;

     WHEREAS, the parties desire to modify certain schedules of the Agreement in order to more accurately distinguish between fees and charges and out-of-pocket expenses.

     NOW THEREFORE, the Administrator and Investor Services Group agree that as of the date first referenced above, Investor Services Group Agreement shall be amended as follows:

1.   Definitions. The following definitions are hereby incorporated into the
     Agreement:

     (a) "Account Inquiry" shall mean any access to the Investor Services Group recordkeeping system via IMPRESSNet(R) initiated by an End-User which is not a Financial Transaction.

     (b) "End-User" shall mean any Shareholder or Financial Planner that accesses the Investor Services Group recordkeeping system via IMPRESSNet(R).

     (c) "Financial Planner" shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

     (d) "Financial Transaction" shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

     (e) "Investor Services Group Secure Net Gateway" shall mean the system of computer hardware and software and network established by Investor Services Group to provide access between Investor Services Group recordkeeping system and the Internet.

     (f) "Investor Services Group Web Transaction Engine" shall mean the system of computer hardware and software created and established by Investor Services Group in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

     (g) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

     (h) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

2. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following new Article 4:

     "4.1 In addition to the services rendered by Investor Services Group as set forth in this Agreement, Investor Services Group agrees to provide the following services:

     (a) In accordance with the written IMPRESSNet(R) procedures and product functionality documentation provided to the Administrator by Investor Services Group, Investor Services Group shall, through the use of the Investor Services Group Web Transaction Engine and Secure Net Gateway: (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (ii) enable End-Users to utilize the Internet to access the Investor Services Group System in order to perform account inquiries and transactions in Shareholder accounts.

     (b) With respect to End-Users, process the set up of personal identification numbers ("PIN") which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's.

     (c) Installation services which shall include, review and sign off on the Fund's network requirements, recommending method of linking to the Investor Services Group Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

     (d) Maintenance and support of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine, which includes the following:

           (i) error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available by Investor Services Group to IMPRESSNet(R) customers;
           (ii) help desk support to provide assistance to the Administrator's employees with the Administrator's use of IMPRESSNet(R)

     Maintenance and support shall not include (i) access to or use of any
                                   ---
     substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by Investor Services Group to

     IMPRESSNet(R) clients, as determined solely by Investor Services Group; or
     (ii) maintenance of customized features.

     (e) Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

     (f) Prepare and forward monthly usage reports to the Administrator which shall provide the Administrator with a summary of activity and functionality used by and End-Users.

     (g) Serve as digital certificate authority by assigning digital certificates and validating authenticity of digital certificates used by Financial Planners.

     4.2 In connection with the IMPRESSNet(R) services provided by Investor Services Group hereunder, the Administrator shall be responsible for the following:

     (a)   establishment and maintenance of the Fund Home Page on the Internet;

     (b) services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Investor Services Group System via the Internet;

     (c) provide Investor Services Group with access to and information regarding the Fund Home Page in order to enable Investor Services Group to provide the services contemplated hereunder."

3. Schedule C - Fee Schedule is hereby deleted in its entirety and replaced by the attached revised Schedule C - Fee Schedule.

4. Schedule D - Out of Pocket Expenses is hereby deleted and replaced with the attached revised Schedule D - Out of Pocket Expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


PIMCO ADVISORS L.P.                    FIRST DATA INVESTOR SERVICES
                                       GROUP, INC.



By:                                    By:
   ----------------------------           ----------------------------
Name:                                  Name:
     --------------------------             --------------------------
Title:                                 Title:
      -------------------------              -------------------------

                                  SCHEDULE C
                                  ----------

                                 FEE SCHEDULE

A.   FEES
     ----

1.   Annual Per Account Fees:

     Networking Accounts (1,2,3,4):      $ 5.75 per account
     Non-Networking Accounts:            $15.00 per account
     Closed Accounts                     $2.00 per closed account

2. SALEStars: $100,000 per year to cover the cost of one programming full time employee ("FTE") for SALESStars server support, subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement. Customized enhancements of SALESStars shall be provided at the rates set forth in Section 12(b) of the Schedule C. Investor Services Group and the Administrator agree to review the need for programming support for the SALEStars server on an annual basis.

3.   NSCC Fees:                          No Charge

4.   DAZL:

     Base Product:                       $17,000 set-up fee
                                         No charge for transmission of
                                         transaction or price records

     DAZL Direct/DAZL Interactive:       $1,000 per month
                                         $.025 per transaction record
                                         transmitted
                                         $.015 per price record transmitted
                                         SunGuard & Charles Schwab - no charge

5.   VRU                                 $25,000 set-up fee
                                         $ 6,000 year
                                         $.23 per minute*
                                         $.10 per call*

     *Investor Services Group and the Administrator agree to review these rates annually to determine whether such fees should be increased, decreased, or not adjusted at all.

6.   Cost Basis Forms:                   No Charge

7.   DCXchange(SM):                      $4.00 per Plan Participant Account

8.   IMPRESSNet:
     (a) IMPRESSNet(R) Retail.
         Development Fees:              $135.00 per hour
           Reviewing client network requirements and signing off on the requirements
           Recommending method of linking to the Web Transaction Engine Installing the network hardware and software
           Implementing the network connectivity
           Testing the network connectivity and performance

         Transaction Fees:
           Account Inquiries:        $.05 per inquiry (less than) 50,000
                                      inquiries per month
                                     $.035 per inquiry (greater than) 50,000
                                      inquiries per month

           Financial Transactions:   $.50 per trans (less than) 25,000 trans per
                                      month
                                     $.35 per trans (greater than) 25,000 trans
                                      per month

     (b)   IMPRESSNet(R) Brokerage.
           Annual Fee:               $21,000
           Transaction Fees:
             Account Inquiries:      $.05 per inquiry (less than) 50,000
                                      inquiries per month
                                     $0.35 per inquiry (greater than) 50,000
                                      inquiries per month

             Financial Transactions: $.50 per trans (less than) 25,000 trans per month $.35 per trans (greater than) 25,000
                                      trans per month

     (c)   Customization (if applicable):         $150 per/hour

     (d)   PIN Registration and Lost PIN Replacement:    $2.50 per/PIN

9.   Fiduciary Fees (Retirement Plan account processing):   No Charge

10.  Lost Shareholder Search/Reporting:     $2.75 per account search*
           * the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. ("KTI") to provide KTI's "In-Depth Research Program" services.

11. Ad hoc reports - First 10 reports per month at no cost, reports in excess of 10 shall be billed at $50 per hour with a $50 minimum per report

Except as otherwise set forth above, after the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average. All items (unadjusted)
- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator's monthly fees (or since the Effective Date in the case of the first such adjustment).

12.  Programming Costs:

     (a) Dedicated Team: Investor Services Group shall maintain a dedicated team initially comprised of one (1) programmer and one (1) business systems analyst (in the aggregate for the PIMCO relationship). The Administrator may instruct Investor Services Group to modify such staffing levels by providing Investor Services Group with sixty (60) days prior written notice. Such written notice may only be given during the two week period beginning on (i) the anniversary date of the Agreement; and (ii) sixth months from the anniversary date of the Agreement. The Fees for dedicated team members are as follows:

          Programmer              $100,000 per annum
          BSA                     $ 85,000 per annum
          Tester                  $ 65,000 per annum

     (b)  System Enhancements (Non Dedicated Team):

          Programmer              $150.00 per hour

     The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

13. Miscellaneous Charges. The Administrator shall be charged for the following products and services as applicable:

     .  Ad hoc SQL time
     .  COLD Storage
     .  Digital Recording
     .  Microfiche/microfilm production
     .  Magnetic media tapes and freight
     . Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

14.  Print/Mail Fees.

     (a)  Standard Services.

          Implementation Fee:
          -------------------
                        $5,000.00
                        $  150.00 / hr. Multi-check and Non-Standard

          Testing Application or Data Requirements:
          -----------------------------------------
                        $3.00 / fax to client or Record Keeper

Work Order:
----------
             $15.00 per work order

Daily Work (Confirms):
---------------------
      Hand:         $71/K with $75.00 minimum (includes 1 insert)
                    $0.07/each additional insert
      Machine:      $42/K with $50.00 minimum (includes 1 insert)
                    $0.01/each additional insert

Daily Checks:
------------
      Hand: $91/K with $100.00 minimum daily (includes 1 insert) $0.08/each additional insert
      Machine:      $52/K with $75.00 minimum (includes 1 insert)
                    $0.01/each additional insert

      * There is a $3.00 charge for each 3606 Form sent.

Statements:
----------
      Hand:         $78/K with $75.00 minimum (includes 1 insert)
                    $0.08/each additional insert
                    $125/K for intelligent inserting
      Machine:      $52/K with $75.00 minimum (includes 1 insert)
                    $0.01 each additional insert
                    $58/K for intelligent inserting

Periodic Checks:
---------------
      Hand: $91/K with $100.00 minimum (includes 1 insert) $0.08/each additional insert
      Machine: $52/K with $100.00 minimum (includes 1 insert) $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:
----------------------------------------
             $0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements:
-----------------------------
             $78/K with $75.00 minimum

Listbills:
---------
             $0.78 per envelope with $75.00 minimum

          Tax: Data Processing, Print, Fold and Insert:**
          ---
                     Tax Forms .................$0.40 per
                     Duplicate Tax Forms ........$0.50 per

         **(Charges for workorders, presort, and postage apply. There MAY BE additional charges for excess data processing or excess inserts.)


          Printing Charges: (price ranges dependent on volumes)
          ----------------
                     $0.08/per confirm/statement/page
                     $0.10/per check

          Folding (Machine):
          -----------------
                     $18/K

          Folding (Hand):
          --------------
                     $.12 each

          Presort Charge:
          --------------
                     $0.277 postage rate
                     $0.035 per piece

          Courier Charge:
          --------------
                     $15.00 for each on call courier trip/or actual cost for on demand

          Overnight Charge:
          ----------------
                     $3.50 per package service charge plus Federal Express/ Airborne charge

          Inventory Storage:
          -----------------
                     $20.00 for each inventory location as of the 15th of the month

          Inventory Receipt:
          -----------------
                     $20.00 for each SKU / Shipment

          Hourly work: special projects, opening envelopes, etc.....:
          ----------------------------------------------------------
                     $24.00 per hour

          Special Pulls:
          -------------
                     $2.50 per account pull

          Boxes/Envelopes:
          ---------------
               Shipping boxes        $0.85 each
               Oversized Envelopes   $0.45 each

     Forms Development/Programming Fee:
     ---------------------------------
                 $100/hr

     Systems Testing:
     ---------------
                 $85/hr

     Cutting Charges:
     ---------------
                 $10.00/K

(b)  Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

     Work Order:
     ----------
                 $30.00 per Work order

     Daily Work (Confirms):
     ---------------------
           Hand:         $135.00 to create an admark tape
                         $10.00/K to zip + 4 data enhance with $125.00 minimum $80.00/hr for any data manipulation
                         $6.00/K combo charge

     Admark & Machine Insert
     -----------------------
          #10, #11, 6x9
                         $62/K to admark envelope and machine insert 1 piece, with $125.00 minimum
                         $2.50/K for each additional insert
                         $38/K to admark only with $75.00 minimum
                         $25.00/K hand sort
          9x12
                         $100/K to admark envelope and machine insert 1 piece, with $125.00 minimum
                         $5.00/K for each additional insert
                         $38/K to admark only with $75.00 minimum
                         $0.08 for each hand insert

           Admark & Hand Insert
           --------------------
                #10, #11, 6x9
                              $0.08 for each hand insert
                              $25.00/K hand sort
                9x12
                              $0.09 for each hand insert
                              $25.00/K hand sort

           Pressure/Sensitive Labels:
           -------------------------
                        $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
                        $0.08 for each hand insert
                        $0.10 to affix labels only
                        $0.10 to create labels only

           Legal Drop:
           ----------
                        $150.00/compliant legal drop per job and processing fees

           Presort Fee:
           -----------
                        $0.035 per piece

B.   MISCELLANEOUS
     -------------

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund's current transfer agent to Investor Services Group shall be borne by Investor Services Group.

2. Fee Credit. Investor Services Group shall provide a monthly credit of $35,000 against the total monthly invoiced amount from Investor Services Group with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services.

3. Cash Management Services. Investor Services Group shall maintain various demand deposit accounts ("DDA's") with a third party cash management services provider and/or money market accounts (collectively "Accounts") in order to facilitate the services being provided by Investor Service Group. Investor Services Group agrees to assume responsibility for all fees charged by the cash management services provider, provided however, Investor Services Group shall retain any and all investment income and/or related credits derived from maintaining such Accounts.

                                  SCHEDULE D
                                  ----------

                            OUT-OF-POCKET EXPENSES

     The Administrator shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     . Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Administrator
     . Telephone and telecommunication costs, including all lease, maintenance and line costs
     . Proxy solicitations, mailings and tabulations
     . Shipping, Certified and Overnight mail and insurance
     . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     . Duplicating services, if requested by the Administrator
     . Courier services
     . Overtime, as approved by the Administrator
     . Temporary staff, as approved by the Administrator
     . Travel and entertainment, as approved by the Administrator
     . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors
     . Third party audit reviews (shared pro rata with other Investor Services
       Group clients)
     . Such other miscellaneous out-of-pocket expenses reasonably incurred by Investor Services Group with the advance approval of the Administrator in performing its duties and responsibilities under this Agreement.

     The Administrator agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Administrator will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Administrator and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                     TRANSFER AGENCY AND SERVICES AGREEMENT

     THIS AGREEMENT, dated as of this ____ day of November, 1998 (the "Effective Date") between PIMCO Advisors L.P. (the "Administrator"), a Delaware limited partnership having its principal place of business at 800 Newport Center Drive, Newport Beach, CA 92660 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                                  WITNESSETH
                                  ----------

     WHEREAS, the Administrator administers all of the operations of the PIMCO Funds; Multi-Manager Series (the "Fund"), a Massachusetts business trust that is registered with the Commission as an open-end management investment company, pursuant to an Administration Agreement between the Fund and the Administrator, and procures or provides for the procurement on behalf of the Fund, at the Administrator's expense, certain services, including among others, transfer agency and recordkeeping services.

     WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

     WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, and each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

     WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint Investor Services Group as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1 Definitions.
          -----------

     1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

          (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund or the Administrator; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized by the Fund or the Administrator to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

          (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

          (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

          (e)  "Commission" shall mean the Securities and Exchange Commission.

          (f) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held, under the name or account of such a custodian, pursuant to a Custodian Agreement.

          (g) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

          (h) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

          (i) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

          (j) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

          (k) "Prospectus" shall mean the most recently dated Fund Prospectus(es) and Statement of Additional Information(s), including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act, relating to the Shares.

          (1) "Shares" refers collectively to such shares of Class A, B, C and D capital stock or beneficial interest, as the case may be, of each respective Portfolio of the Fund as may be issued from time to time.

          (m) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

          (n) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2  Appointment of Investor Services Group.
           --------------------------------------

     The Administrator, on behalf of the Fund and the Portfolios, hereby appoints and constitutes Investor Services Group as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Shares of the Portfolios and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. Nothing contained herein shall prevent the Administrator from appointing one or more sub-transfer agents from time to time.

Article 3  Duties of Investor Services Group.
           ---------------------------------

     3.1   Investor Services Group shall be responsible for:

           (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio (including provisions relating to signature guarantees), applicable law and the procedures established from time to time between Investor Services Group and the Fund and, if applicable, the National Securities Clearing Corporation.

           (b) Recording the issuance of Shares and maintaining, pursuant to Rule l7Ad-l0(e) of the 1934 Act, a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the legality of the issue or sale of such Shares, which functions shall be the sole responsibility of the Administrator.

           (c) In addition to providing the foregoing services, the Administrator hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule C for the fees also identified in Schedule C. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

          (d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the propriety of the amount to be paid with respect to the redemption of any Shares; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

     3.2 Investor Services Group shall have no responsibility hereunder for the Fund's compliance with state securities registration laws ("Blue Sky laws") relating to purchase orders except that Investor Services Group shall maintain records in a manner that will enable the Fund to monitor the total number of shares of each Portfolio and of each class sold in each state or other jurisdiction and Investor Services Group shall report daily to the Administrator or its designee sales of each class of shares of each Portfolio by state; such reports to be in such format and transmitted in such manner as shall be requested by the Administrator.

     3.3 Investor Services Group will make available to the Administrator such records and information as are reasonably necessary with respect to Voice-Initiated Transactions to demonstrate that the Designated Procedures in the Fund's and/or the Administrator's insurance policy are being maintained and followed, providing such procedures have been provided to and accepted by Investor Services Group. The current procedures for Voice-Initiated Transactions are attached hereto as Exhibit 2 of Schedule B and shall remain in full force and effect until the Administrator notifies Investor Services Group of any changes thereto.

     3.4 Investor Services Group has developed a recordkeeping service link ("DCXchange(SM)") between investment companies and benefit plan consultants (the ("Recordkeepers") which administer employee benefit plans, including plans qualified under Section 401(a) of the Internal Revenue Code (the "Plans"). In connection therewith, Investor Services Group has entered into agreements with various Recordkeepers relating to the recordkeeping and related services performed on behalf of such Plans in connection with daily valuation and processing of orders for investment and reinvestment of assets of the Plans in various investment options available to the participants under such Plans (the "Participants"). The Fund desires to participate in the DCXchange(SM) Program and retain Investor Services Group to perform such services with respect to shares of the Funds held by or on behalf of the Participants as further described herein. Investor Services Group agrees to perform recordkeeping and related services for the benefit of the Plan Participants that maintain shares to the Fund through Plans administered by certain Recordkeepers. Investor Services Group shall subcontract with Recordkeepers to link the Investor Services Group recordkeeping system with the Recordkeepers (either manually or in an automated fashion), in order for the Recordkeepers to maintain Fund shares positions for each Participant. Fund positions of the Participants shall constitute open accounts for which the Administrator shall pay to Investor Services Group the annual fee specified in Schedule C, provided, however, the Administrator shall have no obligation to pay any fees to any Recordkeeper pursuant to the DCXchange(SM) Program. Investor Services Group shall provide during normal business hours the Administrator and its agents with such access as the Administrator shall request to the records of Investor Services Group and the Plans to enable the Administrator to verify to its satisfaction any amount owing hereunder. Any Plan which is not currently purchasing Shares from the Fund must invest at least $1 million in the aggregate in the Portfolios to be entitled to purchase Shares from the Fund at net asset value.

     3.5 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4  IMPRESSNet Services.
           -------------------

     4.1 In addition to the services rendered by Investor Services Group as set forth in this Agreement, Investor Services Group agrees to provide the following services:

           (a) In accordance with the written procedures established between the Fund and Investor Services Group, enable the Fund and its Shareholders to utilize the Internet in order to access Fund information maintained by Investor Services Group through the use of the Investor Services Group Web Transaction Engine and Secure Net Gateway;

           (b) allow the Shareholders to perform account inquiries and transactions through IMPRESSNet; and

           (c) maintenance of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine.

     4.2 In connection with the IMPRESSNet services provided by Investor Services Group hereunder, the Fund shall be responsible for the following:

           (a) establishment and maintenance of the Fund Home Page on the Internet;

           (b) services and relationships between the Fund and any third party on-line service providers to enable the Shareholders to access the Fund Home Page; and

           (c) provide Investor Services Group with access to and information regarding the Fund Home Page in order to enable Investor Services Group to provide the services contemplated hereunder.

Article 5  Recordkeeping and Other Information.
           -----------------------------------

     5.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder, including records required by
Section 31(a) of the 1940 Act and as set forth in Schedule B in accordance with all applicable laws, rules and regulations. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     5.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and wi1l be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

     5.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will use its best efforts to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel (as contemplated by Section 6.2 hereof) in writing that it may be held liable for the failure to comply with such request and shall promptly notify the Fund of any such action and advice.

Article 6  Fund Instructions.
           -----------------

     6.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions in accordance with the standard of care set forth in Section 12 and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund or the Administrator. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

     6.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and shall notify the Administrator when seeking such advice. Investor Services Group shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the written opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

     6.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right or obligation to rely on Oral Instructions.

Article 7  Compensation.
           ------------

     7.1 The Administrator will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

     7.2 In addition to those fees set forth in Section 7.1 above, the Administrator agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

     7.3 The Administrator agrees to pay all fees and out-of-pocket expenses to Investor Services Group by Federal Funds Wire or check within forty-five (45) business days following the receipt of the respective invoice. In addition, with respect to all fees under this Agreement, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any past due invoiced amounts, provided however, the foregoing service fee shall not apply if the Administrator in good faith legitimately disputes any invoice amount in which case the Administrator shall do the following within thirty (30) days of receipt: (a) pay Investor Services Group the undisputed amount of the invoice; and (b) provide Investor Services Group a detailed written description of the disputed amount and the basis for the Administrator's dispute with such amount. In addition, the Administrator shall cooperate with Investor Services Group in resolving disputed invoice amounts and then promptly paying such amounts determined to be due.

     7.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C a revised Fee Schedule executed and dated by the parties hereto.

Article 8  Documents.
           ---------

     In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article 9  Transfer Agent System.
           ---------------------

     9.1 Investor Services Group shall retain title to and ownership of any and all computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

     9.2 Investor Services Group hereby grants to the Administrator and the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

     9.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund, is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 10  Representations and Warranties.
            ------------------------------

     10.1 Investor Services Group represents and warrants to the Administrator that:

            (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

            (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

            (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

            (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

            (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

            (f) all equipment, services and software provided by Investor Services Group (or by its third party suppliers) in connection with the services rendered to the Fund under the terms of this Agreement, as amended, include or shall include design and performance capabilities so that prior to, during, and after the calendar year 2000, they will not malfunction, produce invalid or incorrect results, or abnormally cease to function due to the year 2000 date change. Such design and performance capabilities shall include without limitation the ability to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing an abnormal ending; date data interfaces with functionalities and data fields that indicate the century; and date-related functions that indicate the century and, if any changes are required, Investor Services Group will make the changes to its equipment, services and software in a commercially reasonable time frame and will require third party suppliers to do likewise.

     10.2 The Administrator represents and warrants to Investor Services Group that:

            (a) it is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

            (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

            (c) all proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

            (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

            (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

     10.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE ADMINISTRATOR OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 11  Indemnification.
            ---------------

     11.1 Investor Services Group shall not be responsible for and the Administrator shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

            (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

           (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

           (c) the non-negligent reliance on, or the non-negligent implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

           (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

           (e) the Administrator's refusal or failure to comply with the terms of this Agreement, or any Claim which arises solely out of the Administrator's negligence or misconduct or the breach of any representation or warranty of the Administrator made herein.

     11.2 The Administrator and the Fund shall not be responsible for and Investor Services Group shall indemnify and hold the Administrator and the Fund harmless from and against any and all Claims which result (i) from Investor Services Group's refusal or failure to comply with the terms of this Agreement;
(ii) solely from the negligence, bad faith or willful misconduct of Investor Services Group in the performance of its duties hereunder; (iii) solely from the negligence, bad faith or willful misconduct of any Recordkeeper in connection with the DCXchange(SM) program; (iv) the breach of any representation or warranty of Investor Services Group made herein; and/or (v) from the negligence, bad faith or willful misconduct of Investor Services Group or any third party retained by Investor Services Group to maintain redemption and disbursement bank accounts used to provide the services described herein.

     11.3 In any case in which either party (the "Indemnifying Party") may be asked to indemnify or hold the other (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, except that the failure of the Indemnified Party to so notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to the action to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. In addition, the Indemnified Party shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 11 shall survive the termination of this Agreement.

     11.4 Any claim for indemnification under this Agreement must be made prior to the later of:

            (a) one year after the Indemnified Party becomes aware of the event for which indemnification is claimed; or

            (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

     11.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 11 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Administrator's indemnification obligations pursuant to this Article 11 may apply.

Article 12  Standard of Care.
            ----------------

     12.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Administrator and/or the Fund unless said errors are caused by Investor Services Group's breach of a representation, warranty or covenant or own negligence, bad faith or willful misconduct or that of its employees or its agents.

     12.2 Notwithstanding any provision in this Agreement to the contrary, Investor Services Group's cumulative liability (to the Administrator and/or the Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed (i) the fees received by Investor Services Group for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage: or (ii) if this Agreement has not been in effect for twelve months. $2,000,000. The Administrator understands the limitation on Investor Services Group's damages to be a reasonable allocation of risk and the Administrator expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

     12.3 Any costs or losses incurred by the Administrator for the processing of any purchase, redemption, exchange or other share transactions at a price per share other than the price per share applicable to the effective date of the transaction as provided by the Administrator (the foregoing being generally referred to herein as "as of" transactions) will be handled in the following manner:

           (a) For each calendar year, if all "as of" transactions for the year that are a result of incorrect processing by Investor Services Group, taken in the aggregate, result in a net loss to the Administrator ("net loss"), Investor Services Group will reimburse the Administrator for such net loss within 30 days after the end of such calendar year. However, if at any time during any calendar year, all "as of" transactions, taken in the aggregate, result in a net loss to the Administrator in excess of $50,000, Investor Services Group will immediately reimburse the Administrator for such net loss. In either case, Investor Services Group's obligation to reimburse the Administrator will be reduced or eliminated with the application of a "net benefit" to the Administrator carried over from prior calendar years pursuant to sub paragraph (b) immediately below.

           (b) For each calendar year, if all "as of" transactions for the year that are a result of incorrect processing by Investor Services Group, taken in the aggregate, result in a net benefit to the Administrator ("net benefit"), the Administrator shall not reimburse Investor Services Group for the amount of such net benefit; however, any "net benefit" for any calendar year may be used to offset, in whole or in part, any "net loss" suffered by the Administrator in any future calendar year so as to reduce the amount by which Investor Services Group shall be required to reimburse the Administrator for such "net loss" in such year pursuant to sub-paragraph (a) immediately above.

           (c) Any "net loss" for which Investor Services Group reimburses the Administrator in any calendar year shall not be carried over into future years so as to offset any "net benefit" in such future years.

     12.4 Each party shall have the duty to mitigate damages for which the other party may become responsible.

     12.5 Investor Services Group shall maintain an insurance policy or surety bond, in the face amount of $10 million per covered transaction against losses suffered by Investor Services Group in excess of the policy deductibles arising from errors or omissions on the part of Investor Services Group in carrying out its responsibilities under this Agreement. Investor Services Group shall furnish promptly to the Administrator copies of all insurance policies maintained pursuant to this Section 12 that have not previously been furnished to the Administrator. Investor Services Group shall direct its insurers to provide the Administrator with at least 30 days' written notice of any cancellation of any policy maintained to satisfy Section 12. In addition, Investor

Services Group shall promptly provide the Administrator with a copy of any amendment of any such policy.

Article 13  Consequential Damages.
            ---------------------

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 14  Term and Termination.
            --------------------

     14.1 This Agreement shall be effective and be binding on the parties on the date first written above (the "Effective Date"), provided however, the parties acknowledge that the conversion of all of the transfer agent services with respect to the Fund to Investor Services Group is scheduled to take place on or about December 5, 1998. This Agreement shall continue for a period of five
(5) years from December 5, 1998 (the "Initial Term")

     14.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal Terms") each, unless the Administrator or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

     14.3 In the event a termination notice is given by the Administrator, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Administrator.

     14.4 In the event that Investor Services Group has failed to meet a specific performance standard category, as set forth in Exhibit 1 of Schedule A, in four of any rolling six one-month periods, the Administrator may give written notice thereof to Investor Services Group, and if such failure shall not have been remedied within thirty (30) days after such written notice is received, then the Administrator may terminate this Agreement without penalty by giving thirty (30) days written notice of such termination to Investor Services Group. Notwithstanding the foregoing, the Administrators' rights under this Section 14.4, shall not become effective until ninety (90) days after the commencement of the services by Investor Services Group hereunder. In addition, for purposes of the Administrator's option to terminate this Agreement under this Section 14.4, Investor Services Group's obligation to meet the Performance Standards shall be measured in the aggregate with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services. Unless the Administrator provides Investor Services Group with notice of the Administrator's intent to exercise this option within 60 days of the occurrence, the Administrator shall have waived its option to terminate under this provision. In the event that the Administrator terminates this Agreement pursuant to this Section 14.4, such termination of this Agreement shall not constitute a waiver by the Administrator of any other rights it might have under this Agreement or otherwise against Investor Services Group.

     14.5 Except as otherwise provided in Section 14.4, if a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     14.6 Notwithstanding anything contained in this Agreement to the contrary, should the Administrator desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing and except as provided in Section 14.7 below, should services be converted to a successor service provider, or if the Portfolios are liquidated or their assets merged or purchased or the like with another entity which does not utilize the services of Investor Services Group, the payment of fees to Investor Services Group as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

     14.7 In addition to the foregoing, after the first anniversary of this Agreement, the Administrator may pursuant to this Section 14.7 terminate this Agreement upon twelve (12) months prior written notice to Investor Services Group if there is an acquisition, change of control (as defined under the 1940
Act), merger, or consolidation involving the Fund. In connection with the foregoing, the Administrator shall be responsible for all costs associated with the termination of the Agreement and, if the conversion occurs during the Initial Term, shall, prior to the conversion to the successor service provider, pay to Investor Services Group an amount equal to the pro rata portion (based upon the assets of the Fund involved compared to the total assets of the Fund and the Other Fund as defined below) of unrecouped capitalized costs associated with the conversion expenses incurred by Investor Services Group as described in Section B.1 of Schedule C. For purposes of such calculation, the capitalized costs associated with the conversion expenses shall be deemed to be recouped on a straight line basis over the Initial Term.

     14.8   The Fund is part of PIMCO Funds which also includes PIMCO Funds:
Pacific Investment Management Series (the "Other Fund"). The administrator for the Other Fund has entered into a substantially similar Transfer Agency and Services Agreement (the "Related Agreement") with Investor Services Group. If either party to the Related Agreement gives notice of termination thereunder, such notice shall also constitute notice of termination hereunder on the same terms and conditions unless the Administrator hereunder gives notice to Investor Services Group to the contrary.

Article 15  Additional Portfolios
            ---------------------

     In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Administrator desires to have Investor Services Group render services as transfer agent under the terms hereof, the Administrator shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional Portfolios.

Article 16  Confidentiality
            ---------------

     16.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Proprietary Information") are confidential information of the parties and their respective licensors. The Administrator and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Proprietary Information of the other as it would exercise to protect its own confidential information of a similar nature. The Administrator and Investor Services Group shall not duplicate, sell or disclose to others the Proprietary Information of the other, in whole or in part, without the prior written permission of the other party. The Administrator and Investor Services Group may, however, disclose Proprietary Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Proprietary Information is not duplicated or disclosed in breach of this Agreement. The Administrator and Investor Services Group may also disclose the Proprietary Information to their agents, auditors, professional advisors and their appropriate regulatory authorities. Notwithstanding the previous sentence, in no event shall either the Administrator or Investor Services Group disclose the Proprietary Information to any competitor of the other or to any Recordkeeper without specific, prior written consent. Notwithstanding anything else in this Agreement, it is understood and agreed that, without any further consent of Investor Services Group, the Administrator will on behalf of the Fund cause a copy of this Agreement, minus the prices and rates on Schedule C to be filed with the Commission and such action shall not constitute a violation of this Agreement.

     16.2  Proprietary Information means:
           -----------------------------

           (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Administrator or the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients (including, but not limited to information contained in the Shareholder records maintained by Investor Services Group on behalf of the Administrator hereunder) and suppliers of any of them;

           (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Administrator or the Fund or Investor Services Group a competitive advantage over its competitors; and

           (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

     16.3 Proprietary Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

     16.4 The obligations of confidentiality and restriction on use herein shall not apply to any Proprietary Information that a party proves:

           (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

           (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

           (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

           (d) Is required to be disclosed by law or in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

           (e) is required by any appropriate regulatory authority having jurisdiction over the disclosing party; or

           (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 17 Force Majeure.
           -------------

        No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; or (iv) nonperformance by a third party or any similar cause beyond the reasonable control of such party, provided that such third party is not a subcontractor engaged by Investor Services Group as provided in Article 18 or a third party supplier described in Section 10.1(f). In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use its best efforts to recommence performance or observance as soon as practicable.

Article 18 Assignment and Subcontracting.
           -----------------------------

        This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party; provided, however, that either party may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group and Investor Services Group shall be liable for all actions and in-actions of such subcontractors, including Recordkeepers, as if all services were performed by Investor Services Group without any substitution.

Article 19 Notice.
           ------

        Any notice or other instrument authorized or required by this Agreement to be given in writing to the Administrator or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

           To the Administrator and/or the Fund:

           PIMCO Advisors L.P.

             2187 Atlantic Street
             Stamford, CT 06902
             Attn:  Executive Vice President

             To Investor Services Group:

             First Data Investor Services Group, Inc.
             4400 Computer Drive
             Westboro, Massachusetts 01581
             Attention: President

             with a copy to Investor Services Group's General Counsel

Article 20   Governing Law/Venue.
             -------------------

        The laws of The Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Administrator hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21   Counterparts.
             ------------

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22   Captions.
             --------

        The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23   Publicity.
             ---------

        Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement, or to the parties to the Agreement, or any of their respective affiliates, or to the transactions contemplated by it, including the DCXchange(SM) Program without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24   Relationship of Parties/Non-Solicitation.
             ----------------------------------------

        24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

        24.2 During the term of this Agreement and for one (1) year afterward, the Administrator shall not recruit, solicit, employ or engage, for the Administrator or others, Investor Services Group's employees.

Article 25     Entire Agreement; Severability.
               ------------------------------

        25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in this Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

        25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26     Miscellaneous.
               -------------

        The Administrator and Investor Services Group agree that the obligations of the Administrator and Fund, if any, under the Agreement shall not be binding upon any of the Board Members, shareholders, partners, nominees, officers, employees or agents, whether past, present or future, of the Administrator and the Fund individually, but are binding only upon the assets and property of the Administrator, as provided in the Articles of Incorporation.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                      PIMCO ADVISORS L.P.

                      By:_________________________

                      Title:______________________


                      FIRST DATA INVESTOR SERVICES GROUP, INC.


                      By:_________________________

                      Title:______________________

                                  SCHEDULE A
                                  ----------

                              LIST OF PORTFOLIOS
                                   Fund Name

Balanced
Capital Appreciation
Emerging Markets
Equity Income
Growth
Hard Assets
Innovation
International
International Developed
Mid-Cap Growth
Opportunity
Precious Metals
Renaissance
Small-Cap Value
Target
Tax-Efficient Equity
Value
Value 25
Asset Allocation Series 90/10 Portfolio
Asset Allocation Series 60/40 Portfolio
Asset Allocation Series 30/70 Portfolio

                                  SCHEDULE B
                                  ----------

                       DUTIES OF INVESTOR SERVICES GROUP

     1.  Shareholder Information. Investor Services Group shall maintain a
         -----------------------
record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification number, dividend and capital gain distribution choices and which shall indicate whether such Shares are held in certificates or uncertified form.

     2.  Shareholder Services. Investor Services Group shall respond as
         --------------------
appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Administrator.

     3.  Share Certificates.
         ------------------

         (a) At the expense of the Administrator, the Administrator shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Administrator agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

         (b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Administrator and Investor Services Group as obligees under the bond.

         (c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

     4.  Mailing Communications to Shareholders: Proxy Materials. If requested
         -------------------------------------------------------
by the Administrator, Investor Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders or, if requested by the Administrator, deliver a list of the names and addresses of Shareholders in the form reasonably specified by the Administrator to a third party which has been engaged by the Administrator to do the mailing. In connection with meetings of Shareholders, Investors Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     5.   Sales of Shares.
          ---------------

          (a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Administrator or the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued.

          (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will: (i) give prompt notice of such return to the Administrator or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Investor Services Group and the Administrator may from time to time deem appropriate.

     6.   Transfer and Repurchase.
          -----------------------

          (a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

          (b) Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as shall be specified by the Administrator.

          (c) Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine in accordance with the Prospectus. Investor Services Group also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized in accordance with the Prospectus, and, if consistent with the Prospectus, it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

          (d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Administrator or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

          (e) Investor Services Group shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Administrator.

          (f) Investor Services Group shall not process or effect any repurchase with respect to Shares of a Portfolio after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of such Portfolio.

     7.   Dividends.
          ---------

          (a) Upon the declaration of each dividend and each capital gains distribution by the Fund with respect to Shares of a Portfolio, the Administrator shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

          (b) On or before the payment date specified in such Written Instructions from the Administrator, the Administrator will provide Investor Services Group with sufficient cash to make payment to the Shareholders of record as of such payment date.

          (c) If Investor Services Group does not receive sufficient cash from the Administrator to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Administrator, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

     8.   Retirement Plans. In connection with the individual retirement
          ----------------
account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of
Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Fund for which contributions of the Funds' shareholders (the "Participants") in the IRA's are invested in shares of the Funds, Investor Services Group shall provide the following administrative services in addition to those services described herein:

          (a) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
          (b)  Record method of distribution requested and/or made:
          (c)  Receive and process designation of the beneficiary forms;
          (d) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
          (e) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and
          (f) Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

     9.   Lost Shareholders.
          -----------------

     (a) Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and l7Ad-17 of the 34 Act (the "Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

     (i)    documentation of electronic search policies and procedures;
     (ii)   execution of required searches;
     (iii)  creation and mailing of confirmation letters;
     (iv)   taking receipt of returned verification forms;
     (v) providing confirmed address corrections in batch via electronic media;
     (vi) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
     (vii) preparation and submission of data required under the Lost Shareholder Rules.

     10.    Miscellaneous. In addition to and neither in lieu nor in
            -------------
contravention of the services set forth above, Investor Services Group shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                            Exhibit 1 of Schedule B
                            -----------------------

                             Performance Standards

Investor Services Group will use a statistical sampling as a percentage of transactions processed through the transaction processing and quality control units of Investor Services Group providing services to the Administrator and the Fund and will track and report to the Administrator on the accuracy of the transaction processed. Examining the sampling against predetermined Investor Services Group criteria for accuracy, Investor Services Group will provide an accuracy rate as represented by "percent" measured to the last Friday of each month from the last Friday of the previous month. The Administrator reserves the right to inspect, or have a third party inspect, the Quality Assurance procedures and documentation and all documents reviewed and considered in determining the accuracy of processing.

I.   Transaction Processing
     ----------------------

     Manual Data Entry - Investor Services Group provides a manual data entry service to the Fund for establishing new Shareholder accounts and monitoring existing account records.

     Investor Services Group's Objective - Investor Services Group's objective is to establish new accounts with a data accuracy rate of 95%. Investor Services Group's objective is to process all other financial transactions with a data accuracy rate of 98%.

                                                Accuracy
                                 Turnaround*    Standard
                                 -----------    --------

     A.   New Accounts
          -Purchases                  R              95%
          -Exchanges                  R              98%
          -Transfer                   R+4            98%

     B.   Purchases
          -Directs (Money
           Mkt. Funds)                R              98%
          -Directs (All other
           Funds                      R              98%
          -Wire Orders
           (Placement)                R              98%
          -Wire Orders
           (Settlement)               R              98%

     C.   Redemptions
          -Direct                     R              98%
          -Wire Orders                R              98%

                                            Accuracy
                               Turnaround*  Standard
                               -----------  --------
     D.   Exchanges                 R           98%

     E.   Transfers                 R+4         98%

     F.   Maintenance               R+4         95%

     G.   Adjustments
          -Priority                 R+l         98%
          -Non-Priority             R+4         98%
          -OCF Cancel/Rebill        R+l         98%


II.  Shareholder Services
     --------------------

     Timeliness of Research Requests - Investor Services Group will provide a research and problem resolution service to the Shareholders. On a daily basis, the Administrator will communicate research requests to Investor Services Group.

     Investor Services Group's Objective - Investor Services Group's objective is to accurately respond to 98% of the research requests within the periods set forth below.

          Financial:        Complete within 72 hours
          Non-Financials:   Complete within 120 hours

     With respect to e:mail inquires, Investor Services Group agrees attempt to complete within 24 hours and to monitor and review volumes for a period of sixty (60) days, after which the parties shall mutually agree on a specific performance standard.


                                            Accuracy
                               Turnaround*  Standard
                               -----------  --------

     A.   Research
          -Priority (Financial)     R+3         n/a
          -Non-Priority(Non-        R+5         n/a
           Financial)
          -Transcripts              R+9         n/a

     B.   Correspondence
          -Priority (Financial)     R+3         98%
          -Non-Priority (Other)     R+5         98%

III.  Print/Mail Administration
      -------------------------

      Accuracy and Timeliness of Shareholder Statements

      Service Description - Based on the mail frequency of the Fund, Investor Services Group will produce and mail periodic statements to Shareholders.

      Investor Services Group's Objective - Investor Services Group's objective is to manage this service so that 98% of all Statements from the Fund are accurate and are mailed no later than five (5) business days after receipt of all necessary data from the Fund of the Fund's third party service provider. Data received prior to 12:00 p.m. shall be deemed to be received on that business day - data received after 12:00 p.m. shall be deemed received on the following business day.

      Accuracy and Timeliness of Daily Advice Mailings

      Service Description - Investor Services Group will produce and send, deliver or distribute an advice to the Shareholder's account, except where suppressed pursuant to instructions received from the Administrator.

      Investor Services Group's Objectives - Investor Services Group's objective is to manage this service so that 98% of such advices are accurate and are mailed no later than two (2) business days following the date of the transaction.

      Timeliness of Distribution Checks and Dividend Mailings

      Service Description - Periodically, Investor Services Group will create and mail checks for Fund's respective Shareholders.

      Investor Services Group's Objectives - Investor Services Group's objective is to manage this service so that 98% of such advices are accurate and are mailed no later than two (2) business days following the date of the transaction.

                                               Accuracy
                                  Turnaround*  Standard
                                  -----------  --------
      A.  Shareholder Statements
          Mailed                      R+5         98%

      B.  Duplicate Confirm.
          Mailed                      R+2         98%

                                                  Accuracy
                                     Turnaround*  Standard
                                     -----------  --------

     C.   Daily Checks Mailed
          (include, redemptions
          SWP's & replacements)          R+l          98%

     D.   Periodic Checks Mailed         R+2          98%

     *R= Date of Receipt in good order

IV.  Data Center Services
     --------------------

     A. Response Time - An average of 98% of all inquiries into the Investor Services Group Mainframe system (CICS entries) on Business Days from 8:00 a.m. to 8:00 p.m. eastern time ("Business Hours") during a calendar month will have a response time of three (3) seconds or less.

     B. On-line Systems Availability - The On-Line System will be available for inquiry and data entry at least 96% of the time during Business Hours, measured on a calendar month basis.

V.   Quality Assurance.
     ------------------

     Investor Services Group will use a statistical sampling of transactions processed through the transaction processing and the quality control units of Investor Services Group providing services to the Funds and will track and report on a weekly and monthly basis to the Funds on the accuracy of the transactions processed. Examining the sampling against pre-determined Investor Services Group criteria for accuracy, Investor Services Group will achieve the preceding quality assurance levels identified in the Accuracy Standard Column above, measured monthly by their independent Quality Assurance Department.

VI.  Financial Control
     -----------------

     Service Description:

     Investor Services Group will provide daily fund settlement reports to the Fund's accounting and custodian service providers. Investor Services Group will reconcile the Fund's Demand Deposit Accounts on a daily basis, including investments and disbursements. Acceptable DDA Item Exceptions beyond five days include:

               -  Client Originated Item
               -  Shareholder Reclaim
               -  Bank (Cash Manager Error)
               -  Shareholder Fraudulent Activity
               -  Fed Wire Recall
               - Miscellaneous Funding Issues with Shareholder, Cash Manager, or Custodian

     Investor Services Group's Objectives:

     Investor Services Group's objective is to reconcile all demand deposit account ("DDA") transactions within five (5) business days of the transaction post date. Any exceptions, including items greater than five
     (5) business days, will be reported to the Administrator with a general item description. Any exception must be approved by the Administrator to be considered within standard.

                            Exhibit 2 of Schedule B
                            -----------------------

                  Procedures for Voice Initiated Transactions

1.   Definitions. The following terms used in this Agreement shall have the
     ------------
     following meanings:

     a. "Voice-initiated Transaction" means any Voice-initiated Redemption, Voice-initiated Election, or Voice-initiated Exchange.

     b. "Voice-initiated Redemption" means any redemption of shares issued by an Investment Company (as defined in the 40 Act) which is requested by voice over the telephone.

     c. "Voice-initiated Election" means any election concerning dividend options available to Fund shareholders which is made by voice over the telephone.

     d. "Voice-initiated Exchange" means any exchange of shares in a registered account of one Portfolio into shares in an identically registered account of another Portfolio in the same complex pursuant to exchange privileges of the two Portfolios, which exchange is requested by voice over the telephone.

     e.   "Designated procedures" means the following procedures:

          (1)     Election in Application: No Voice-initiated Redemption shall
                  ------------------------
                  be executed unless the Shareholder(s) to whose account such a Voice-initiated redemption relates has previously elected in writing to permit such Voice-initiated Redemption.

          (2)     Recordings: All Voice-initiated Transaction requests shall be
                  -----------
                  recorded, and the recordings shall be retained for at least six (6) months.

                  (a) Information contained on the recordings shall be capable of being retrieved through the following methods:

                       A trade ticket is prepared for each call which states an Index No., the time and the phone line on which the call is received. For retrieval, the trade ticket is recalled, then the specific tape and call.

                  (b) Information contained on the recordings shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent.

          (3)  Identity Test: The identity of the caller in any request for a
               --------------
               Voice-initiated Redemption shall be tested before executing that Voice-initiated Redemption, using the following test:

                    Tax ID name and address

          (4)  Written Confirmation: A written confirmation of any Voice-
               ---------------------
               initiated Transaction and of any change of the record address of a Fund shareholder made over the telephone shall be mailed to the shareholder(s) to whose account such Voice-initiated Transaction or change of address relates, at the original record address (and, in the case of such change of address, at the changed record address) by the end of the Insured's next regular processing cycle, but no later than five (5) business days following such Voice-initiated Transaction or change of address. For the purposes hereof, `regular processing cycle' means the 24-hour period commencing upon receipt of such Voice-initiated Transaction or change of the record address.

                                  SCHEDULE C
                                  ----------

                                 FEE SCHEDULE



A.   FEES
     ----

1.   Annual Per Account Fees:

     Networking Accounts (1,2,3,4):     $ 5.75 per account
     Non-Networking Accounts:           $15.00 per account
     Closed Accounts                    $2.00 per closed account

2. SALESStars: $100,000 per year to cover the cost of one programming full time employee ("FTE") for SALEStars server support, subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement. Customized enhancements of SALESStars shall be provided at the rates set forth in Section 10(b) of this Schedule C. Investor Services Group and the Administrator agree to review the need for programming support for the SALEStars server on an annual basis.

3.   NSCC Fees:                         No Charge

4.   DAZL:

     Base Product:                      $17,000 set-up fee
                                        No charge for transmission of
                                        transaction or price records

     DAZL Direct/DAZL Interactive:      $1,000 per month
          (including Sungard and        $.025 per transaction record transmitted
          Charles Schwab & Co.,         $.015 per price record transmitted
          Inc. processing)

5.   VRU                                $25,000 set-up fee
                                        $ 6,000 year
                                       *$.23 per minute
                                       *$.10 per call

6.   Cost Basis Forms:                  No Charge

7.   DCXchange(SM):                     $4.00 per Plan Participant Account


*ISG and the Administrator agree to review these rates annually to determine whether they should be annually adjusted or not adjusted at all.

8.  IMPRESSNet:
       Development Fees:                     $135.00 per hour
          Reviewing client network requirements and signing off on the requirements
          Recommending method of linking to the Web Transaction Engine Installing the network hardware and software
          Implementing the network connectivity
          Testing the network connectivity and performance
          Customized Development

       Transaction Fees:
          Account Inquiries:       $.05 per inquiry * 50,000 inquiries per month
                                   $.35 per inquiry ** 50,000 inquiries per month

          Financial Transactions:  $.50 per trans * 25,000 trans per month
                                   $.35 per trans ** 25,000 trans per month
*  less than
** greater than


9.  Fiduciary Fees (Retirement Plan account processing):  No Charge

10. Lost Shareholder Search/Reporting:  $2.75 per account search*
           * the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. ("KTI") to provide KTI's "In-Depth Research Program" services.

Except as otherwise set forth above, after the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year. upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average. All items (unadjusted)- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator's monthly fees (or since the Effective Date in the case of the first such adjustment).

11. Programming Costs:

    (a)  Dedicated Team:

         Programmer           $100,000 per annum
         BSA                  $ 85,000 per annum
         Tester               $ 65,000 per annum

    (b)  System Enhancements (Non Dedicated Team):

         Programmer             $150.00 per hour

    The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

12. Print/Mail Fees.

    (a)  Standard Services.

         Implementation Fee:
         ------------------
                   $ 5000.00
                   $ 150.00 / hr. Multi-check and Non Standard

         Testing Application or Data Requirements:
         ----------------------------------------
                   $3.00 / fax to client or Record Keeper

         Work Order:
         ----------
                   $15.00 per work order

         Daily Work (Confirms):
         ---------------------
               Hand: $71/K with $75.00 minimum (includes 1 insert) $0.07/each additional insert
               Machine: $42/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

         Daily Checks:
         ------------
               Hand: $91/K with $100.00 minimum daily (includes insert) $0.08/each additional insert
               Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01/each additional insert

               *  There is a $3.00 charge for each 3606 Form sent.


         Statements:
         ----------
               Hand: $78/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert
                             $125/K for intelligent inserting
               Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01 each additional insert
                             $58/K for intelligent inserting

         Periodic Checks:
         ---------------
               Hand: $91/K with $100.00 minimum (includes 1 insert) $0.08/each additional insert
               Machine: $52/K with $100.00 minimum (includes 1 insert) $0.01/each additional insert

         12B1/Dealer Commission Checks/Statements:
         ----------------------------------------
                       $0.78/each envelope with $100.00 minimum

     Spac Reports/Group Statements:
     -----------------------------
              $78/K with $75.00 minimum

     Listbills:
     ---------
              $0.78 per envelope with $75.00 minimum

     Printing Charges: (price ranges dependent on volumes)
     ----------------
              $0.08/per confirm/statement/page
              $0.10/per check

     Folding (Machine):
     -----------------
              $18/K

     Folding (Hand):
     --------------
              $.12 each

     Presort Charge:
     --------------
              $0.277 postage rate
              $0.035 per piece

     Courier Charge:
     --------------
              $15.00 for each on call courier trip/or actual cost for on demand

     Overnight Charge:
     ----------------
              $3.50 per package service charge plus Federal Express/Airborne charge

     Inventory Storage:
     -----------------
              $20.00 for each inventory location as of the 15th of the month

     Inventory Receipt:
     -----------------
              $20.00 for each SKU / Shipment

     Hourly work: special projects, opening envelopes, etc...:
     ---------------------------------------------------------
              $24.00 per hour

     Special Pulls:
     -------------
              $2.50 per account pull

     Boxes/Envelopes:
     ---------------
          Shipping boxes       $0.85 each
          Oversized Envelopes  $0.45 each

     Forms Development/Programming Fee:
     ---------------------------------
                 $100/hr

     Systems Testing:
     ---------------
                 $85/hr

     Cutting Charges:
     ---------------
                 $10.00/K

(b)  Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

     Work Order:
     ----------
                 $30.00 per Work order

     Daily Work (Confirms):
     ---------------------
          Hand:          $135.00 to create an admark tape
                         $10.00/K to zip + 4 data enhance with $125.00 minimum $80.00/hr for any data manipulation
                         $6.00/K combo charge

     Admark & Machine Insert
     -----------------------
          #10, #11, 6x9
                         $62/K to admark envelope and machine insert 1 piece, with $125.00 minimum
                         $2.50/K for each additional insert
                         $38/K to admark only with $75.00 minimum
                         $25.00/K hand sort
          9x12
                         $100/K to admark envelope and machine insert 1 piece, with $125.00 minimum
                         $5.00/K for each additional insert
                         $38/K to admark only with $75.00 minimum
                         $0.08 for each hand insert

     Admark & Hand Insert
     --------------------
          #10, #11, 6x9
                         $0.08 for each hand insert
                         $25.00/K hand sort

          9x12
                         $0.09 for each hand insert
                         $25.00/K hand sort

       Pressure/Sensitive Labels:
       -------------------------
                      $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
                      $0.08 for each hand insert
                      $0.10 to affix labels only
                      $0.10 to create labels only

       Legal Drop:
       ----------
                      $150.00 / compliant legal drop per job and processing fees

       Presort Fee:
       -----------
                      $0.035 per piece

B. MISCELLANEOUS
   -------------

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund's current transfer agent to Investor Services Group shall be borne by Investor Services Group.

2. Fee Credit. Investor Services Group shall provide a monthly credit of $35,000 against the total monthly invoiced amount from Investor Services Group with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services.

3. Cash Management Services. Investor Services Group shall maintain various demand deposit accounts ("DDA's") with a third party cash management services provider in order to facilitate the services being provided by Investor Services Group. Investor Services Group agrees to assume responsibility for all fees charged by the cash management services provider, provided however, Investor Services Group shall retain any and all investment income and/or related credits derived from maintaining such DDA's.

                                  SCHEDULE D
                                  ----------

                            OUT-OF-POCKET EXPENSES

     The Administrator shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

     .  Microfiche/microfilm production
     .  Magnetic media tapes and freight
     . Printing costs, including certificates, envelopes, checks and stationery . Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Administrator
     .  Due diligence mailings
     . Telephone and telecommunication costs, including all lease, maintenance and line costs
     . Ad hoc reports - First 10 reports at no cost, reports in excess of 10 shall be billed at $50 per hour with a $50 minimum per report
     .  Proxy solicitations, mailings and tabulations
     .  Daily & Distribution advice mailings
     .  Shipping, Certified and Overnight mail and insurance
     .  Year-end form production and mailings
     . Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
     .  Duplicating services, if requested by the Administrator
     .  Courier services
     .  Overtime, as approved by the Administrator
     .  Temporary staff, as approved by the Administrator
     .  Travel and entertainment, as approved by the Administrator
     . Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors
     . Third party audit reviews (shared pro rata with other Investor Services Group clients)
     .  Ad hoc SQL time, if requested by the Administrator
     . Such other miscellaneous out-of-pocket expenses reasonably incurred by Investor Services Group with the advance approval of the Administrator in performing its duties and responsibilities under this Agreement.

     The Administrator agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Administrator will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Administrator and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                  SCHEDULE E
                                  ----------

                                FUND DOCUMENTS

     . Certified copy of the Articles of Incorporation of the Administrator, as amended

     . Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

     . All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

     . Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Fund

     . All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.